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                                                                 EXHIBIT 10.30

                                CREDIT AGREEMENT


         CREDIT AGREEMENT dated as of September 29, 1995, between Enron Corp., a Delaware corporation ("Lender"), and Enron Oil & Gas Company, a Delaware corporation ("Borrower"). The parties hereto hereby agree as follows:

         1. Loans. Subject to the terms and conditions of this Agreement, Lender may make loans (the "Loans") from its available funds to Borrower from time to time during the period from the date of this Agreement up to but not including the Termination Date, as defined in Section 10, in an aggregate principal amount up to but not exceeding the sum of Two Hundred Million Dollars ($200,000,000) at any one time outstanding. Within the limits of this Agreement, Borrower may borrow, prepay pursuant to Section 4, and reborrow under this Section 1. While the Lender has, and shall have, no obligation to make Loans to the Borrower pursuant to this Agreement, the parties hereto agree that any Loans by the Lender will be made in reliance on the agreements of the Lender and the Borrower contained herein and on the terms and conditions and in the manner provided herein. Lender may make Loans to Borrower and Borrower may borrow under this Agreement when one or both of the following shall occur and be continuing:

                 a. Borrower does not have the capacity, under any committed revolving credit facility or facilities carried as back-stop sources (the total of such committed revolving credit facility or facilities, as such facility or facilities may be modified, amended, supplemented, or replaced from time to time, shall hereinafter be collectively referred to as "Committed Revolving Credit Capacity") to obtain debt financing from any of its commercial paper programs, uncommitted bank lines or comparable sources (the debt financing that Borrower may obtain from such programs, credit lines and comparable sources, as such programs, credit lines and comparable sources may be modified, amended, supplemented, or replaced from time, is collectively referred to herein as "Commercial Revolving Debt Capacity").

                 b.       Lender has temporary surplus cash available.

         2. Interest. Interest on the outstanding and unpaid principal amount of Loans made pursuant to this Agreement shall be calculated as follows:

                 a. On and after September 29, 1995 but before January 1, 1996. Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of the Loans made on and after September 29, 1995 but before January 1, 1996 pursuant to this Agreement at a rate per annum equal to:

                          (1) the one month LIBOR rate as indicated by the British Bankers Association Interest Settlement Rate (displayed on the LIBO page of Telerate 3750) as of 11:00 a.m., London time, or if not available,

                          (2) the arithmetic mean of the rates at which deposits in dollars are offered at the principal London office of Bankers Trust Company and Citibank N.A. rounded





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                 to the nearest 1/16 of 1% (or, if there is no such nearest 1/16 of 1%, the next higher 1/16 of 1%) at approximately 11:00 a.m., London time, and in an amount that is representative for a single transaction in the London interbank market at such time.


                 b. On and after January 1, 1996. On and after January 1, 1996, if the sum of the outstanding and unpaid principal amount of the (i) Borrower's Commercial Revolving Debt Capacity and (ii) Loans outstanding under this Agreement:

                          (1) is equal to or less than Borrower's Committed Revolving Credit Capacity, then Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of Loans made pursuant to this Agreement at a rate per annum equal to the sum of the following, divided by two: (i) the daily market borrowing cost of Borrower, as determined daily by Lender's Treasury Department and (ii) the daily average rate, as determined daily by Lender's Treasury Department, at which Lender is able in accordance with Lender's Investment Policy to invest temporary surplus cash.

                          (2) exceeds Borrower's Committed Revolving Credit Capacity, then Borrower shall pay interest to Lender on the outstanding and unpaid principal amount of Loans made pursuant to this Agreement at a rate per annum equal to:

                                  (a) the sum of the following, divided by two: (i) the daily market borrowing cost of Borrower, as determined daily by Lender's Treasury Department and (ii) the daily average rate, as determined daily by Lender's Treasury Department, at which Lender is able in accordance with Lender's Investment Policy to invest temporary surplus cash available to Lender to the extent such cash is available to Lender for use in such Loan(s), and/or to the extent such cash is not available to Lender,

                                  (b)      the daily market borrowing cost of
                          Borrower plus the cost incurred by the Lender to maintain committed revolving credit facilities, as determined daily by Lender's Treasury Department.

         Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be paid at the offices of Lender at 1400 Smith Street, Houston, Texas 77002 in funds immediately available to Lender on the fifth Business Day of each month. As used herein, Business Day means any day other than a Saturday, a Sunday or a state or federal bank holiday in Houston, Texas or New York, New York.

         3. Note. All Loans made by Lender under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in substantially the form annexed hereto as Exhibit A (the "Note"), with appropriate insertions therein. The Note shall be used to evidence each borrowing, repayment and reborrowing hereunder. The Note shall
(i) be dated the date of the first Loan evidenced thereby and (ii) be stated to mature as to principal on the Termination Date. Lender is hereby authorized by Borrower to endorse on the schedule attached to the Note the




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amount of each Loan and of each payment of principal received by Lender on account of the Loans, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loans made by Lender, provided, however, that the failure to make such notation with respect to any Loan or payment shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Note.

         4. Prepayments. Borrower may prepay the Note in whole or in part.

         5. Acceleration. Lender reserves the right to require prepayment of the Note upon demand, whereupon this Agreement shall be immediately terminated and the principal amount of the Note, together with accrued interest thereon, shall become immediately due and payable.

         6. Use of Proceeds. The proceeds of the Loans hereunder shall be used by Borrower to supplement working capital and for other general corporate purposes.

         7. Notices, Etc. All notices and other communications provided for under this Agreement shall be in writing (including telegraphic communication) and mailed, telecopied, telegraphed, or delivered, if to Lender, at its address at 1400 Smith Street, Houston, Texas 77002, Attention: Vice President, Finance and Treasurer, telecopy number (713) 853-3920 and if to Borrower, at its address at 1400 Smith Street, Houston, Texas 77002, Attention:
Senior Vice President and Chief Financial Officer, telecopy number (713) 646-2548; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.

         8. No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under this Agreement or the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement or the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement or the Note are cumulative and not exclusive of any remedies provided by law.

         9. Governing Law. This instrument shall be construed under the laws of the State of Texas, and the obligation of Borrower to make payments of interest as provided for herein is expressly limited so that the aggregate amount of all the interest paid by Borrower on the Note shall never exceed the highest rate allowed by the laws of the State of Texas as construed by the highest court or courts having jurisdiction thereof (the "Legal Interest Rate"); and if, at the time any such payment of interest is due, the payment of such sum would make the total interest exceed the Legal Interest Rate, the amount so payable by Borrower shall be reduced to an amount which does not exceed Legal Interest Rate; and, similarly, if the maturity of the Note is accelerated for any reason before the due date stated, earned interest may never include more than the Legal Interest Rate, it being the intention of the parties to conform strictly to the laws of the State of Texas now in force, and in the event it should be held that the interest payable under the Note or otherwise is in excess of the Legal Interest Rate, the interest chargeable hereunder (whether included in the face amount or otherwise) shall be reduced to the Legal Interest Rate, and any amount in excess of the Legal Interest Rate shall be cancelled automatically and shall be either refunded (if theretofore paid) or credited to the principal amount due on the Note.




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         10.     Termination Date.  The "Termination Date" means December 31,
1998. Notwithstanding the above, this Credit Agreement may be terminated upon at least thirty (30) days prior written notice given by one party to the other; provided, however, that the provisions of this Agreement shall survive as to any Loans maturing after the effective termination date. Upon cancellation of the last such Loan, this Agreement shall be of no further force and effect.

         11. Captions. The captions of the various sections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, explain, enlarge or restrict any provisions of this Agreement.

         12. Entire Agreement. THIS AGREEMENT AND THE NOTE TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ENRON OIL & GAS COMPANY



                                        By:__________________________________
                                           Walter C. Wilson
                                           Senior Vice President and
                                           Chief Financial Officer

                                        ENRON CORP.


                                        By:__________________________________

                                           Kurt S. Huneke
                                           Vice President, Finance and Treasurer




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                                   EXHIBIT A

                                PROMISSORY NOTE


                                                                  Houston, Texas
$200,000,000                                                  September 29, 1995


         FOR VALUE RECEIVED, the undersigned, Enron Oil & Gas Company, a Delaware corporation ("Borrower"), DOES HEREBY PROMISE to pay to the order of Enron Corp. ("Lender") at its office at 1400 Smith Street, Houston, Texas 77002, in lawful money of the United States and in funds immediately available to Lender, the principal amount of Two Hundred Million and No/100 Dollars ($200,000,000) or the aggregate unpaid principal amount of all loans (the "Loans") made to Borrower by Lender pursuant to Section 1 of the Credit Agreement hereinafter referred to, whichever is less, on demand or on December 31, 1998. Borrower further promises to pay interest in like money, at said office, from the date hereof on the unpaid principal amount hereof until such principal amount shall become due and payable, at the rates per annum and on the dates provided in Section 2 of the Credit Agreement.

         Each Loan made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and endorsed on the Schedule attached hereto which is part of this Promissory Note or in such other records as the Lender may designate.

         This Promissory Note is the Note described in and issued pursuant to the Credit Agreement dated as of September 29, 1995, between Borrower and Lender (the "Credit Agreement"), and is entitled to the benefits thereof. The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Promissory Note, and (ii) contains provisions for prepayments on account of the principal of this Promissory Note upon the terms and conditions specified in the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have their defined meanings when used herein.

         This Note shall be governed by and construed in accordance with the laws of the State of Texas. If this Note shall be collected by any legal proceedings or shall be placed in the hands of an attorney for collection after maturity, the undersigned promises to pay to the owner and holder hereof all reasonable attorney's fees and costs of collection.

         THIS AGREEMENT AND THE CREDIT AGREEMENT TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL





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 AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.


                                        ENRON OIL & GAS COMPANY



                                        By:__________________________________
                                           Walter C. Wilson
                                           Senior Vice President and
                                           Chief Financial Officer





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                          SCHEDULE TO PROMISSORY NOTE


         This Grid is attached to and made part of the Promissory Note dated September 29, 1995, executed by Enron Oil & Gas Company to Enron Corp., and records advances, payments and other information required therein.

                                                        UNPAID         NAME OF
                                    AMOUNT OF          PRINCIPAL        PERSON
                    AMOUNT OF        PRINCIPAL         BALANCE OF       MAKING
     DATE              LOAN           REPAID              NOTE         NOTATION
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